March 21, 2000




Mr. R. G. Reherman
Mr. T. L. Burke
Southern Indiana Gas and Electric Company
20 N.W. Fourth Street
Evansville, Indiana 47741

J. H. Byington, Jr., Esq.
Winthrop, Stimson, Putnam & Roberts
One Battery Park Plaza
New York, New York 10004-1490

Dear Gentlemen:

     SIGCORP, Inc. and Southern Indiana Gas and Electric Company will each file an Annual Report on Form 10-K for the fiscal year ended December 31, 1999 ("Form 10-K") before April 1, 2000 which will be accompanied by certain exhibits.

     We hereby authorize you, or any one of you, to complete said Forms 10-K and to remedy any deficiencies with respect to said Forms 10-K by appropriate amendment or amendments; and we hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads, both in our individual capacities as directors and that of officers of SIGCORP, Inc. and Southern Indiana Gas and Electric Company, to sign and cause to be filed with the Securities and Exchange Commission said Forms 10-K, any appropriate amendment or amendments thereto, and any exhibits thereto.

     The undersigned, SIGCORP, Inc. and Southern Indiana Gas and Electric Company, also authorize you and any one of you to sign said Forms 10-K and any amendment or amendments thereto on its behalf as attorney-in-fact for its respective officers, and to file the same as aforesaid together with exhibits.

                         Very truly yours,

                         SIGCORP, INC. and
                         SOUTHERN INDIANA GAS AND
                         ELECTRIC COMPANY



                         By   s/s R. G. Reherman
                            R. G. Reherman
                            Chairman and CEO, SIGCORP, Inc.
                            Chairman, Southern Indiana Gas
                             & Electric Company



    s/s John M. Dunn           s/s Ronald G. Reherman
    John M. Dunn               Ronald G. Reherman


    s/s  John  D.  Engelbrecht s/s  Richard  W. Shymanski
     John D. Engelbrecht        Richard W. Shymanski


    s/s Andrew E. Goebel       s/s James S. Vinson
    Andrew E. Goebel           James S. Vinson


   s/s Robert L. Koch II       s/s Timothy L. Burke
   Robert L. Koch II            Timothy L. Burke


   s/s Donald A. Rausch        s/s S. Mark Kerney
   Donald A. Rausch             S. Mark Kerney